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                                                Filed pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-22651




                           CAREY INTERNATIONAL, INC.

                  SUPPLEMENT TO PROSPECTUS DATED MAY 27, 1997

Carey International, Inc's Prospectus dated May 27, 1997 is hereby supplemented on page 48 by deleting Egs Securities Corp. from the list of Underwriters and changing the number of shares of Common Stock purchased by each of Montgomery Securities and Ladenburg Thalmann & Co. Inc. to 900,000.

May 29, 1997